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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             VOYAGER PETROLEUM, INC.
               (Exact name of issuer as specified in its charter)


            NEVADA                                       88-049002272
            ------                                       ------------
  (State or other jurisdiction              (I.R.S. Employer Identification No.)
of incorporation or organization)

                             16 EAST HINSDALE AVENUE
                               HINSDALE, IL 60521
              (Address of Principal Executive Offices and Zip Code)

                       2006 NON-EMPLOYEE COMPENSATION PLAN
                              (Full Title of Plan)

                                SEBASTIEN DUFORT
                                    PRESIDENT
                              VOYAGER PETROLEUM, INC.
                             16 EAST HINSDALE AVENUE
                               HINSDALE, IL 60521
                            TELEPHONE: (630)-325-7130
                     (Name and address of agent for service)

         Copies of all communications, including all communications sent to agent for service to:

                               DARRIN OCASIO, ESQ.
                              ERIC A. PINERO, ESQ.
                       SICHENZIA ROSS FRIEDMAN FERENCE LLP
                             1065 AVENUE OF AMERICAS
                               NEW YORK, NY 10018
                                 (212) 930-9700
                               FAX (212) 930-9725




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


                                                  CALCULATION OF REGISTRATION FEE


                                                              PROPOSED MAXIMUM         PROPOSED MAXIMUM
                TITLE OF SECURITIES      AMOUNT TO BE        OFFERING PRICE PER       AGGREGATE OFFERING         AMOUNT OF
                  TO BE REGISTERED        REGISTERED               SHARE                    PRICE             REGISTRATION FEE
                  ----------------        ----------               -----                    -----             ----------------
                    COMMON STOCK        2,500,000 (1)             $.04 (2)                 $100,000                $10.70
                                            Shares

                       TOTAL            2,500,000                                          $100,000                $10.70


1. Includes shares of our common stock, $.001 par value per share to be issued our 2006 Non-Employee Compensation Plan.

2. Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) under the SECURITIES ACT OF 1933, using the average of the high and low price as reported on The Over-the-Counter Bulletin Board on December 4, 2006 of $.04 per share.

                                        1




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                                EXPLANATORY NOTE

THIS REGISTRATION STATEMENT IS BEING FILED IN ACCORDANCE WITH THE REQUIREMENTS OF FORM S-8 IN ORDER TO REGISTER SHARES ISSUABLE UNDER THE 2006 NON-EMPLOYEE COMPENSATION PLAN.

                                     PART I

                INFORMATION REQUIRED IN SECTION 10(A) PROSPECTUS

This Registration Statement relates to one prospectus.

Section 10(a) Prospectus: Items 1 and 2, from this page, and the documents incorporated by reference pursuant to Part II, Item 3 of this prospectus, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended (the "Securities Act").

ITEM 1. PLAN INFORMATION.

Voyager Petroleum, Inc. ("We", "us", "our company" or "Voyager Petroleum") will provide each participant (the "Recipient") with documents that contain information related to our 2006 Non-Employee Compensation Plan and other information including, but not limited to, the disclosure required by Item 1 of Form S-8, which information is not filed as a part of this Registration Statement on Form S-8 (the "Registration Statement"). The foregoing information and the documents incorporated by reference in response to Item 3 of Part II of this Registration Statement taken together constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act. A Section 10(a) prospectus will be given to each Recipient who receives common shares covered by this Registration Statement, in accordance with Rule 428(b)(1) under the Securities Act.

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

We will provide to each Recipient a written statement advising it of the availability of documents incorporated by reference in Item 3 of Part II of this Registration Statement and of documents required to be delivered pursuant to Rule 428(b) under the Securities Act without charge and upon written or oral notice by contacting:

                                Sebastien DuFort
                                    President
                                Voyager Petroleum, Inc.
                             16 East Hinsdale Avenue
                               Hinsdale, IL 60521
                            Telephone: (630)-325-7130

* INFORMATION REQUIRED BY PART I TO BE CONTAINED IN SECTION 10(a) PROSPECTUS IS OMITTED FROM THE REGISTRATION STATEMENT IN ACCORDANCE WITH RULE 428 UNDER THE SECURITIES ACT OF 1933, AND NOTE TO PART I OF FORM S-8.

                                   ----------




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                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

The Registrant hereby incorporates by reference into this Registration Statement the documents listed below. In addition, all documents subsequently filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents:

         The following documents filed with the SEC are incorporated herein by reference:

         o Reference is made to the Registrant's annual report on Form 10-KSB for the period ending December 31, 2005, as filed with the SEC on April 14, 2006, which is hereby incorporated by reference.

         o Reference is made to the Registrant's quarterly report on Form 10-QSB for the period ending March 31, 2006, as filed with the SEC on May 22, 2006, which is hereby incorporated by reference.

         o Reference is made to the Registrant's quarterly report on Form 10-QSB for the period ending June 30, 2006, as filed with the SEC on August 14, 2006, which is hereby incorporated by reference.

         o Reference is made to the Registrant's quarterly report on Form 10-QSB for the period ending September 30, 2006, as filed with the SEC on November 16, 2006, which is hereby incorporated by reference.

         o Reference is made to Registrant's Current Reports filed on Form 8-K filed with the SEC on March 1, 2006, May 4, 2006, May 9, 2006, June 1, 2006, June 6, 2006, July 12, 2006, August 11,
                  2006, September 1, 2006, September 27, 2006, October 4, 2006,
                  October 4, 2006, October 10, 2006, October 20, 2006, October 23, 2006 and October 24, 2006, each which is hereby incorporated by reference.

         o Reference is made to the description of the Registrant's common stock as contained in its Registration Statement on Form 10-SB12G/A, filed with the Commission on May 11, 2001, including all amendments and reports filed with the Commission for the purpose of updating such description, which is hereby incorporated by reference.

ITEM 4. DESCRIPTION OF SECURITIES.

Not Applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

The validity of the shares of common stock offered hereby will be passed upon for the Registrant by Sichenzia Ross Friedman Ference LLP, 1065 Avenue of Americas, 21st flr., New York, NY 10018. Certain members or partners of Sichenzia Ross Friedman Ference LLP may receive shares of common stock under our 2006 Non-Employee Compensation Plan.


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ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Under the Nevada General Corporation Law and our Articles of Incorporation, as amended, and our Bylaws, our directors will have no personal liability to us or our stockholders for monetary damages incurred as the result of the breach or alleged breach by a director of his "duty of care." This provision does not apply to the directors' (i) acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (ii) acts or omissions that a director believes to be contrary to the best interests of the corporation or its stockholders or that involve the absence of good faith on the part of the director, (iii) approval of any transaction from which a director derives an improper personal benefit, (iv) acts or omissions that show a reckless disregard for the director's duty to the corporation or its stockholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director's duties, of a risk of serious injury to the corporation or its stockholders, (v) acts or omissions that constituted an unexcused pattern of inattention that amounts to an abdication of the director's duty to the corporation or its stockholders, or (vi) approval of an unlawful dividend, distribution, stock repurchase or redemption. This provision would generally absolve directors of personal liability for negligence in the performance of duties, including gross negligence.

The effect of this provision in our Articles of Incorporation and Bylaws is to eliminate the rights of our Company and our stockholders (through stockholder's derivative suits on behalf of our Company) to recover monetary damages against a director for breach of his fiduciary duty of care as a director (including breaches resulting from negligent or grossly negligent behavior) except in the situations described in clauses (i) through (vi) above. This provision does not limit nor eliminate the rights of our Company or any stockholder to seek non-monetary relief such as an injunction or rescission in the event of a breach of a director's duty of care. In addition, our Bylaws provide that if the Nevada General Corporation Law is amended to authorize the future elimination or limitation of the liability of a director, then the liability of the directors will be eliminated or limited to the fullest extent permitted by the law, as amended. The Nevada General Corporation Law grants corporations the right to indemnify their directors, officers, employees and agents in accordance with applicable law.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act" or "Securities Act") may be permitted to directors, officers or persons controlling our Company pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8. EXHIBITS.

         EXHIBIT
         NUMBER          EXHIBIT

          4.1            2006 Non-Employee Compensation Plan.

          5.1            Opinion of Sichenzia Ross Friedman Ference LLP.

          23.1 Consent of Sichenzia Ross Friedman Ference LLP is contained in Exhibit 5.1.

          23.2           Consent of Mendoza Berger Company, L.L.P.


ITEM 9. UNDERTAKINGS.

(a) The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

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                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         PROVIDED, HOWEVER, that paragraphs (1)(i), and (1)(ii) do not apply if the Registration Statement is on Form S-8 and if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         (5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

                  (A) Each prospectus filed by a Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

                  (B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof. PROVIDED, HOWEVER, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

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         (6) That, for the purpose of determining liability of a Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, each undersigned Registrant undertakes that in a primary offering of securities of an undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

                  (i) Any preliminary prospectus or prospectus of an undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

                  (ii) Any free writing prospectus relating to the offering prepared by or on behalf of an undersigned Registrant or used or referred to by an undersigned Registrant;

                  (iii) The portion of any other free writing prospectus relating to the offering containing material information about an undersigned Registrant or its securities provided by or on behalf of an undersigned Registrant; and

                  (iv) Any other communication that is an offer in the offering made by an undersigned Registrant to the purchaser.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

         In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



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

                                   SIGNATURES


         In accordance with the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hinsdale, State of Illinois, on December 5, 2006.


                                 VOYAGER PETROLEUM, INC.

                                 By: /s/ Sebastien DuFort
                                     -------------------------------------------
                                     Sebastien DuFort,
                                     PRESIDENT AND (PRINCIPAL EXECUTIVE OFFICER)


                                 By: /s/ Jefferson Stanley
                                     -------------------------------------------
                                     Jefferson Stanley,
                                     CHIEF FINANCIAL OFFICER (PRINCIPAL
                                     FINANCIAL AND ACCOUNTING OFFICER)

         In accordance with the requirements of the Securities Act of 1933, as amended, this Form S-8 has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.



       SIGNATURE                                TITLE                                 DATE
-------------------------------------------------------------------------------------------------------
/s/ Sebastien DuFort                  President and Director (Principal           December 5, 2006
-----------------------------         Executive Officer)
Sebastien DuFort


/s/ John Lichter                      Chief Executive Officer and Director        December 5, 2006
-----------------------------
John Lichter




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